EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant To Section 906 of The
Sarbanes-Oxley Act Of 2002

In connection with the Annual Report on Form 10-K of The Mills Limited Partnership (“Mills LP”) for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Laurence C. Siegel and Mary Jane Morrow, Chief Executive Officer and Chief Financial Officer, respectively, of The Mills Corporation, in its capacity as the general partner of Mills LP, certify on the date hereof that to our knowledge:

(i) the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mills LP.

Dated: March 31, 2005

/s/ Laurence C. Siegel
Laurence C. Siegel
Chief Executive Officer of The Mills Corporation, the general partner of The Mills Limited Partnership

/s/ Mary Jane Morrow
Mary Jane Morrow
Chief Financial Officer of The Mills Corporation, the general partner of The Mills Limited Partnership

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.